Exhibit 5.1

November 14, 2022

File No.: 312656.00005/19339

Versus Systems Inc.

6701 Center Drive West, Suite 480

Los Angeles, CA 90445

Re:	Versus Systems Inc.

Ladies and Gentlemen:

We have acted as British Columbia counsel to Versus Systems Inc., a British Columbia corporation (the “Company”), in connection with the Company’s Registration Statement on Form F-1 filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) (File No. 333-267896) (the “Registration Statement”) with respect to the registration of the proposed offer and sale (the “Offering”) of an aggregate of up to US$4,830,000 of Securities of the Company, including units of the Company (each, a “Unit” and collectively, the “Units”), with each Unit consisting of:

(i)	either:

a)	one common share of the Company, with no par value per share (each, a “Unit Share” and collectively, the “Unit Shares”); or

b)	one pre-funded warrant (each, a “Pre-Funded Warrant” and collectively, the “Pre-Funded Warrants”) to purchase one and a half common shares of the Company (each a “Pre-Funded Warrant Share” and collectively, the “Pre-Funded Warrant Shares”) at an exercise price of US$0.0001 per share and exercisable at any time until all the Pre-Funded Warrants are exercised in full ; and

(ii)	one warrant (each, a “Unit Warrant” and collectively, the “Unit Warrants”) to purchase one and a half common shares of the Company (each, a “Unit Warrant Share” and collectively, the “Unit Warrant Shares”) at an exercise price equal to 100% of the public offering price of the Units, and expire five years from date of issuance, and:

(iii)	common shares in the capital of the Company (each, an “Over-allotment Share”), representing up to 15% of the Unit Shares and Pre-Funded Warrants sold in the Offering; and/or

(iv)	warrants of the Company (each, an “Over-allotment Warrant”), representing up to 15% of the Warrants sold in the Offering, each to purchase one and a half common shares in the capital of the Company (each, an “Over-allotment Warrant Share”), at an exercise price equal to 100% of the public offering price of one Unit, and expire five years from date of issuance, in respect of the exercise of a 45-day over-allotment option granted by the Company to the underwriters (the “Underwriters”) named in Schedule I to the Underwriting Agreement (as defined below).

In addition, the Company has agreed to issue to Roth Capital Partners LLC (the “Representative”), as representative of the Underwriters pursuant to terms of an underwriting agreement by and between the Company and the Representative (the “Underwriting Agreement”), substantially in the form filed as Exhibit 1.1 to the Registration Statement, as compensation for its services under the Underwriting Agreement, warrants of the Company (each, an “Underwriter Warrant” and collectively, the “Underwriter Warrants”), representing up to 7% of the aggregate number of Units Shares (or Pre-funded Warrants in lieu of Common Unit Shares), Unit Warrants, Over-allotment Shares and Over-allotment Warrants sold in the Offering to purchase up to the same number of common shares in the capital of the Corporation (each, an “Underwriter Warrant Share”, and together with the Unit Shares, the Pre-funded Warrant Shares, the Unit Warrant Shares, the Over-allotment Shares and the Over-allotment Warrant Shares, the “Warrant Shares”), exercisable at an exercise price equal to 100% of the public offering price of one Common Unit which expire five years from the date of issuance.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined and relied upon (a) the Registration Statement, (b) the prospectus constituting part of the Registration Statement, (c) the Company’s Certificate of Amalgamation, Certificate of Name Change, Notice of Articles and Articles, as currently in effect, and (d) originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

In rendering our opinions set forth below, we have assumed: (a) the authenticity of all documents submitted to us as originals, (b) the genuineness of all signatures, (c) the conformity to the authentic of all documents submitted to us as copies and the authenticity of the originals thereof, (d) that all facts, information, representation and warranties set forth in the records, documents and certificates we have reviewed , including official public records and certificates and other documents supplied by public officials or otherwise conveyed to us by public officials, (e) the due authorization, execution and delivery of all documents by all parties, other than the Company, and the validity, binding effect and enforceability thereof, (f) the legal capacity for all purposes relevant hereto of all persons, and (g) the issue price and exercise price, as applicable, for each Unit, Unit Share, Pre-Funded Warrant, Pre-Funded Warrant Share, Unit Warrant, Unit Warrant Share, Underwriter Warrant and Underwriter Warrant Share will be set by the board of directors of the Company (the “Board”) or the person, persons or committee duly authorized by the Board, prior to the issuance of any such Unit, Unit Share, Pre-Funded Warrant, Pre-Funded Warrant Share, Unit Warrant, Unit Warrant Share, Underwriter Warrant or Underwriter Warrant Share in accordance with the Business Corporations Act (British Columbia), the Articles and any applicable resolution or authorization of the Board duly authorizing such person, persons or committee, as applicable, (the “Pricing Resolutions”).

As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon the oral or written statements and representations of officers and other representatives of the Company and others and of public officials. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, except for the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder. We have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties and the Company of such documents and, the validity and binding effect on all such parties and the Company. In our capacity as counsel to the Company in connection with the registration of the Registration Statement, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities. For purposes of this opinion, we have assumed that such proceedings will be timely and properly completed, in accordance with all requirements of the Applicable Law (as defined below), in the manner presently proposed.

Our opinion is expressed only with respect to the laws of the Province of British Columbia (the “Applicable Law”). We express no opinion as to whether the laws of any particular jurisdiction other than those identified above are applicable to the subject matter hereof. We assume no obligation to revise or supplement this opinion should any Applicable Laws be changed subsequent to the date hereof by legislative action, judicial decision or otherwise or if there is a change in any fact or facts after the date hereof. Where our opinion refers to any of the securities or shares as being "fully paid and non-assessable", no opinion is expressed as to actual receipt by the Company of the consideration for the issuance of such shares or as to the adequacy of any consideration received.

On the basis of the foregoing, and in reliance thereon, we are of the opinion as of the date hereof that:

1.	When issued and paid for, in such amount as shall be determined pursuant to the Pricing Resolutions, as contemplated in the Registration Statement in accordance with the terms of the Underwriting Agreement filed as Exhibit 1.1 to the Registration Statement, the Unit Shares will be validly issued as fully paid and non-assessable common shares in the capital of the Company.

2.	When issued and paid for, in such amount as shall be determined pursuant to the Pricing Resolutions, as contemplated in the Registration Statement in accordance with the terms of the Underwriting Agreement filed as Exhibit 1.1 to the Registration Statement, the Pre-Funded Warrants included in the Units will be duly authorized and will be validly issued and fully paid and non-assessable securities of the Company.

3.	When issued and paid for, in such amount as shall be determined pursuant to the Pricing Resolutions, as contemplated in the Registration Statement in accordance with the terms of the Underwriting Agreement filed as Exhibit 1.1 to the Registration Statement, the Unit Warrants included in the Units will be duly authorized and will be validly issued and fully paid and non-assessable securities of the Company.

4.	When issued and paid for, in such amount as shall be determined pursuant to the Pricing Resolutions, as contemplated in the Registration Statement in accordance with the terms of the Underwriting Agreement filed as Exhibit 1.1 to the Registration Statement, the Warrant Shares will be validly issued as fully paid and non-assessable common shares in the capital of the Company.

We hereby consent to the use of our name in, and the filing of this opinion as an exhibit to, the Registration Statement, and to the reference to our firm under the headings “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under the Securities Act or the rules and regulations promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in Applicable Law.

Yours truly,

/s/ Fasken Martineau DuMoulin LLP

3